Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

    In connection with the quarterly report of Sharps Compliance Corp. (the “Company”) on Form 10-Q for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof, I, Diana P. Diaz, Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)The Form 10-Q report for the period ended December 31, 2020, filed with the Securities and Exchange Commission on February 3, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Form 10-Q report for the period ended December 31, 2020 fairly presents, in all material respects, the financial condition and results of operations of Sharps Compliance Corp.

Date: February 3, 2021	/s/Diana P. Diaz
Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.